Exhibit 3.1
COHEN & STEERS INCOME OPPORTUNITIES REIT, INC.
ARTICLES OF AMENDMENT
Cohen & Steers Income Opportunities REIT, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:
FIRST: The charter of the Corporation (the “Charter”) is hereby amended to delete the first two sentences of Section 5.1 of Article V in their entirety and to substitute in lieu thereof the following sentences:
The Corporation has authority to issue 3,448,000,000 Shares, consisting of 3,348,000,000 shares of common stock, $0.01 par value per share (the “Common Shares”), 800,000,000 of which are classified as Class P common stock (the “Class P Common Shares”), 80,000,000 of which are classified as Class T common stock (the “Class T Common Shares), 800,000,000 of which are classified as Class S common stock (the “Class S Common Shares”), 160,000,000 of which are classified as Class D common stock (the “Class D Common Shares”), 600,000,000 of which are classified as Class I common stock (the “Class I Common Shares”), 20,000,000 of which are classified as Class F-T common stock (the “Class F-T Common Shares”), 200,000,000 of which are classified as Class F-S common stock (the “Class F-S Common Shares”), 40,000,000 of which are classified as Class F-D common stock (the “Class F-D Common Shares”) and 100,000,000 of which are classified as Class F-I common stock (the “Class F-I Common Shares”), and 100,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Shares”). The aggregate par value of all authorized Shares having par value is $34,480,000.
SECOND: The total number of shares of stock which the Corporation had authority to issue immediately prior to the foregoing amendment of the Charter was 2,900,000,000, consisting of 2,800,000,000 shares of common stock, $0.01 par value per share, of which 800,000,000 shares were classified as Class P Common Shares, 80,000,000 shares were classified as Class T Common Shares, 800,000,000 shares were classified as Class S Common Shares, 160,000,000 shares were classified as Class D Common Shares, 600,000,000 shares were classified as Class I Common Shares, 20,000,000 shares were classified as Class F-T Common Shares, 200,000,000 shares were classified as Class F-S Common Shares, 40,000,000 shares were classified as Class F-D Common Shares and 100,000,000 shares were classified as Class F-I Common Shares, and 100,000,000 Preferred Shares. The aggregate par value of all authorized shares of stock having par value was $29,000,000.
THIRD: The total number of shares of stock which the Corporation has authority to issue pursuant to the foregoing amendment of the Charter is 3,448,000,000, consisting of 3,348,000,000 shares of common stock, $0.01 par value per share, of which 800,000,000 shares are classified as Class P Common Shares, 80,000,000 shares are classified as Class T Common Shares,800,000,000 shares are classified as Class S Common Shares, 160,000,000 shares are classified as Class D Common Shares, 600,000,000 shares are classified as Class I Common Shares, 20,000,000 shares are classified as Class F-T Common Shares, 200,000,000 shares are classified as Class F-S Common Shares, 40,000,000 shares are classified as Class F-D Common Shares and 100,000,000 shares are classified as Class F-I Common Shares, and 100,000,000 Preferred Shares. The aggregate par value of all authorized shares of stock having par value is $34,480,000.
FOURTH: The information required by Section 2-607(b)(2)(i) of the Maryland General Corporation Law (the “MGCL”) is not changed by the foregoing amendment of the Charter.
FIFTH: The foregoing amendment of the Charter was approved by a majority of the entire Board of Directors of the Corporation as required by law and was limited to a change expressly authorized by Section 2-105(a)(13) of the MGCL without any action by the stockholders of the Corporation.

SIXTH: The undersigned acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Chief Executive Officer & Chief Investment Officer and attested to by its Secretary on this 9th day of September, 2025.

ATTEST:	COHEN & STEERS INCOME OPPORTUNITIES REIT, INC.

/s/ Brian W. Heller	/s/ James S. Corl
Name: Brian W. Heller Title: Secretary	Name: James S. Corl Title: Chief Executive Officer & Chief Investment Officer

3